                     OFFICER AND DIRECTOR COMPENSATION PLAN

         This Officer and Director Compensation Plan ("Plan") is made effective as of the 26th  day of October, 2000, by OAK TREE MEDICAL SYSTEMS, INC., a
Delaware corporation ("Company"), for various Officers and Directors as designated by the Board ("Participants").

                                R E C I T A L S:

         Pursuant to a Special Meeting of the Board of Directors, the Company
wishes to grant, and the Officers and Directors wish to receive as compensation for employment and director services to the Company, a total of 600,000 options
("Options") of the common stock of the Company, all pursuant to the provisions set forth herein;

         NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars, premises, mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

         1.  Grant of Options.  The Company hereby grants to the Officers and
Directors the following Options to acquire common stock (the "Shares") in the
Company.

         2.  Services.

                           Scott Rosenblum           500,000
                           Henry Dubbin               20,000
                           Fred Singer                40,000
                           Maxwell Rabb               40,000

         3.  Compensation.  The Officers and Directors agree the Shares are valued at $.19 each. The services rendered by the Officers and Directors are deemed to be equal in value to the Options and for Shares received hereby.

         4.  Registration or Exemption.  Notwithstanding anything to the contrary contained herein, the Options and/or Shares may not be issued unless the Options and Shares underlying the Options and Shares are registered pursuant to the Securities Act of 1933, as amended ("Act").

         5.  Delivery of Shares.  The Company shall deliver, subject to the terms and conditions of this Plan, to each Officer and Director as soon as practicable a certificate representing the Shares.  Each Officer and Director agrees to be bound by the terms and onditions under the Plan by accepting delivery of the Shares and any other terms individually agreed to in writing by the parties.

         6.  Company's Rights.  The existence of the Options, Shares and/or this
Plan shall not affect in any way the rights of the Company to conduct its business.

         7.  Disclosure.  Each Officer and Director agrees to having read and fully considered the disclosures under Exhibit "A" attached hereto and incorporated herein by reference.

         8.  Amendments.  This Plan may not be amended unless by the written consent of Board.

         9.  Governing Law.  This Plan shall be governed by the laws of the
State of Florida, and the sole venue for any action arising hereunder shall be
Broward County, Florida.

         10. Binding Effect.  This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

         11. Captions.  The captions herein are for convenience and shall not control the interpretation of this Plan.

         12. Cooperation.  The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth hereinabove.

         13.  Gender and Number.  Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

         14.  Severability.  In the event any one or more of the provisions of this Plan shall be deemed unenforceable by any Court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.

         By Order of the Board of Directors this 26th day of October 2000.

                                   EXHIBIT "A"

Plan Information

A.       General Plan Information

         1.  The title of the Plan is: Officer and Director Compensation Plan
("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is Oak Tree Medical Systems, Inc. ("Company").

         2.  The general nature and purpose of the Plan is to grant Officers and
Directors a total of 600,000 Options and/or Shares of the common stock of the
Company as compensation for employment and board of director services which were rendered and are to be rendered in the future to the Company.

         3.  To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

         4.  The Company shall act as Plan Administrator.  The Company's address and telephone number are: 375 Passaic Avenue, Fairfield, New Jersey 07004 (973)
439-1911. The Company, as administrator of the Plan, will merely issue to the
Employees and Consultants shares of common stock pursuant to the terms of the
Plan.

B.       Securities to be Offered.  Pursuant to the terms of the Plan, 600,000
         Options and/or Shares of the Company's common stock will be offered.

C.       Officers and Directors Who May Participate in the Plan.  Officers and
         Directors are the participants in this Plan.  Officers and Directors are eligible to receive the securities provided the securities have been registered or are exempt from registration under the Securities
         Act of 1933, as amended (the "Act").

D.       Purchase of Securities Pursuant to the Plan.  The Company shall issue and deliver the underlying securities to Officers and Directors as soon as practicable.  In the case of Options, shares will be delivered within a reasonable time from the exercise thereof.

E.       Resale Restrictions.  Officers and Directors, after receipt of the
         Options and/or Shares, may assign, sell, convey or otherwise transfer the securities received, subject to the requirements of the Act.

F.       Tax Effects of Plan Participation.  The Officers and Directors
         Compensation Plan is not qualified under Sec. 401 of the Internal
         Revenue Code of 1986, as amended.

G.       Investment of Funds.  Not applicable

H.       Withdrawal from the Plan; Assignment of Interest.  Withdrawal or termination as to the Plan may occur upon mutual written consent of the parties.  Officers and Directors have the right to assign or hypothecate their respective interests in the Plan subject to Plan provisions.

I.       Forfeitures and Penalties.  Not applicable

J.       Charges and Deductions and Liens Therefore.  Not applicable

Registrant Information and Plan Information

Registrant, upon oral or written request by Officers and Directors, shall provide, without charge, the documents incorporated by reference in Part II,
Item 3 of Company's Form S-8 Registration Statement for the securities as well as any other documents required to be delivered pursuant to SEC Rule 428(b) (17
CFR Section 230.428(b)).  All requests are to be directed to the Company at the address provided in paragraph A.4. above.